UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 25, 2012

EDAC TECHNOLOGIES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Wisconsin	001-33507	39-1515599
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1806 New Britain Avenue, Farmington, CT 06032
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  860-677-2603

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders.

EDAC Technologies Corporation (the “Corporation”) held its 2012 Annual Meeting of Shareholders on April 25, 2012 (the “Annual Meeting”).  As of March 1, 2012, the record date for the meeting, 5,077,368 shares of the Corporation’s Common Stock were issued and outstanding.  A quorum of 4,658,298 shares of Common Stock were present or represented at the meeting.  At the Annual Meeting, two proposals were submitted to, and approved by, the Corporation’s shareholders.  The proposals are described in more detail in the Corporation’s definitive proxy statement dated March 20, 2012 for the Annual Meeting.  The final voting results are as follows:

Proposal No. 1

The Corporation’s shareholders elected the following seven directors to serve until the next succeeding annual meeting of shareholders and until their respective successors are duly elected.  The voting results are set forth below:

	For	Authority Withheld	Broker Non-Vote
Lee K. Barba	2,882,655	53,174	1,722,469
Joseph Lebel	2,845,970	89,859	1,722,469
Dominick A. Pagano	2,896,516	39,313	1,722,469
John A. Rolls	2,896,870	38,959	1,722,469
Joseph S. Ruggiero	2,896,870	38,959	1,722,469
Christopher R. Sansone	2,896,870	38,959	1,722,469
Daniel C. Tracy	2,822,570	53,259	1,722,469

Proposal No. 2

The Corporation’s shareholders ratified the appointment of Grant Thornton LLP as the Corporation’s independent auditors for the fiscal year ending December 29, 2012.  The voting results are set forth below:

For	Against	Abstained	Broker Non-Vote
4,635,743	1,766	20,789	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        EDAC TECHNOLOGIES CORPORATION

Date:  April 26, 2012                                                                                     By: /s/ Glenn L. Purple
               Vice President-Finance and Chief
               Financial Officer